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                                                                   Exhibit 21.1


                               U. S. Subsidiaries

A.  Nextera Interactive, Inc.

     (i)  Nextera Interactive, Inc. is incorporated in the State of Delaware

     (ii) It does not conduct business under any name other than Nextera Interactive.

B.  Nextera Business Performance Solutions Group, Inc.

     (i) Nextera Business Performance Solutions Group, Inc. is incorporated in the State of Massachusetts.

     (ii) It does not conduct business under any name other than Nextera Business Performance Solutions Group, Inc.

C.  Nextera & Company, LLC (formerly Sibson & Company LLC)

     (i)  Nextera & Company, LLC  is organized in the State of Delaware.

     (ii) It does not conduct business under any name other than Nextera & Company and formerly Sibson & Company.

D.  Nextera International, LLC  (formerly Sibson International, LLC)

     (i)  Nextera International, LLC is organized in the State of Delaware.

     (ii) It does not conduct business under any name other than Nextera International, LLC and formerly Sibson International, LLC.

E.  Scanada, Inc.

     (i)  Scanada, Inc. is incorporated in the State of Delaware.

     (ii) It does not conduct business under any name other than Scanada, Inc.

F.  NetNext, Inc.

     (i)  NetNext, Inc. is incorporated in the State of Delaware.

     (ii) It does not conduct business under any name other than NetNext, Inc.

G.  Neonext LLC

     (i)  Neonext LLC is organized in the State of Delaware.

     (ii) It does not conduct business under any name other than Neonext LLC.

H.  Lexecon Inc.

     (i)  Lexecon Inc. is incorporated in the State of Illinois.

     (ii) It does not conduct business under any name other than Lexecon.

I.  ERG Acquisition Corp.

     (i)  ERG Acquisition Corp. is incorporated in the State of Delaware.

     (ii) It conducts business under the name Lexecon as well as ERG Acquisition Corp.

J.  CE Acquisition Corp.

     (i)  CE Acquisition Corp. is incorporated in the State of Delaware.

     (ii) It conducts business under the name Lexecon as well as CE Acquistion Corp.